Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Victoria Sivrais

FD

312-553-6715 / victoria.sivrais@fd.com

Asset Acceptance Capital Corp. Reports Fourth Quarter and Full Year 2010 Results

The Company increased year-over-year purchasing and implemented significant cost reduction actions

Warren, Mich., March 3, 2011 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter and fiscal year ended December 31, 2010.

Fourth Quarter 2010 Financial Highlights

Cash collections for the fourth quarter of 2010 increased 2.3% compared to the prior year period, to $76.5 million. Excluding healthcare portfolios, which were sold in the third quarter 2010, cash collections increased 4.3% to $76.4 million.

Fourth quarter revenues were $47.5 million, an increase of 153.3% from the same period of the prior year. The Company reported net impairment reversals of $0.7 million on purchased receivables versus net impairment charges of $32.4 million in the prior year period. The Company also reported $0.4 million, or $0.01 per fully diluted share, in gain on sale of its healthcare portfolios.

Operating expenses were $54.2 million, or 70.8% of cash collections, for the fourth quarter of 2010, an increase of $5.7 million when compared to the year earlier period. Operating expenses for the quarter included several items that impact comparability to prior periods. The Company incurred a charge of $5.3 million, or $0.11 per fully diluted share, net of income taxes, resulting from the termination for performance of a relationship with a third party provider. The charge relates to a cash settlement payment to reimburse the third party for court costs incurred on the Company’s behalf that the third party would otherwise have recovered through commissions in future periods. In addition, the Company incurred $3.0 million, or $0.06 per fully diluted share, net of income taxes, of restructuring charges related to the closing of the Chicago, IL and Cleveland, OH collection offices, The Company also recorded $1.7 million of charges, or $0.05 per fully diluted share, net of income taxes, related to the ongoing FTC matter.

The Company reported a net loss of $7.0 million, or $0.23 per diluted share, during the fourth quarter of 2010, compared to a loss of $20.2 million, or $0.66 per fully diluted share, in the fourth quarter of 2009.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) was $26.3 million, a 6.7% decline from $28.2 million in the fourth quarter of 2009. Adjusted EBITDA for the quarter was adversely impacted by the $5.3 million charge resulting from the termination of a third party service provider contract and $2.6 million of the restructuring charges related to the closing of the Chicago and Cleveland collection offices.

Asset Acceptance Fourth Quarter 2010 Results

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Please see a reconciliation of net income according to U.S. Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA on page 12.

The Company acquired $16.8 million in charged-off consumer receivables with a face value of $298.1 million, for a blended rate of 5.65% of face value in the fourth quarter of 2010. This compares to the prior year period when the Company purchased $42.6 million of charged-off consumer receivables with a face value of $1,378.3 million, for a blended rate of 3.09% of face value. All purchase data is adjusted for buybacks.

Rion Needs, President and CEO of Asset Acceptance Capital Corp, commented: “2010 proved to be a period of noteworthy progress for our business. During the year we were able to execute on a number of key initiatives aimed at positioning our company for long-term growth including making our cost structure more competitive, rationalizing underperforming assets, improving our analytics and streamlining our overall business model. Although industry dynamics remained challenging, we saw positive momentum in the second half in collection growth, underlying cost to collect and Adjusted EBITDA – excluding the cost actions we implemented. We believe these actions, along with the increased purchasing we made during the year, position us well for improved performance in 2011 and beyond.”

Full Year 2010 Financial Highlights:

Cash collections for 2010 were $328.8 million compared to $334.0 million for 2009, a decline of 1.6%. Cash collections excluding healthcare portfolios, which were sold in the third quarter 2010, were $325.4 million compared to $327.8 million.

For the full year, revenues increased 15.0% to $198.4 million from $172.5 million in 2009. Net impairment reversals for the full year of 2010 were $2.3 million compared to net impairments of $49.5 million for 2009. The Company also reported $0.9 million, or $0.03 per fully diluted share, in gain on sale of its healthcare portfolios.

Operating expenses were $197.3 million, or 60.0% of cash collections for 2010, an increase of 4.6% from $188.7, or 56.5% of cash collections, for 2009. Operating expenses for the full year included several items that impact comparability to the prior year. The Company incurred a charge of $5.3 million, or $0.11 per fully diluted share, net of income taxes, resulting from the termination for performance of a relationship with a third party provider. The charge relates to a cash settlement payment to reimburse the third party for court costs incurred on the Company’s behalf that the third party would otherwise have recovered through commissions in future periods. In addition, the Company incurred restructuring charges of $4.2 million, or $0.10 per fully diluted share, net of income taxes, related to the closing of the Deerfield Beach, FL, Chicago, IL and Cleveland, OH collection offices, The Company also recorded $2.0 million of charges, or $0.06 per fully diluted share, net of income taxes, related to the ongoing FTC matter.

The Company reported a net loss of $1.6 million, or $0.05 per fully diluted share, for 2010 compared to a loss of $16.4 million, or $0.54 per fully diluted share in 2009. During the year, the Company recorded a tax benefit related to the dissolution of its PARC subsidiary of $0.17 per fully diluted share.

Asset Acceptance Fourth Quarter 2010 Results

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Adjusted EBITDA was $142.2 million, a 7.2% decline from $153.3 million in 2009. Adjusted EBITDA for the year was adversely impacted by the $5.3 million charge resulting from the termination of a third party service provider contract and $3.0 million of the restructuring charges related to the closing of the Deerfield Beach, Chicago and Cleveland collection offices.

The Company acquired $136.3 million of charged-off consumer receivables with a face value of $3,790.3 million for a blended rate of 3.60% of face value in 2010. This compares to the prior year when the Company purchased $120.9 million in charged-off consumer receivables with a face value of $4,416.5 million for a blended rate of 2.74% of face value. All purchase data is adjusted for buybacks.

Full Year 2010 Operational Highlights:

•	Successfully completed implementation of new collection platform software with minimal impact to collections;

•

Closed the Deerfield Beach, FL and Chicago, IL collection offices and announced the closure of the Cleveland, OH collections office. Successfully transitioned all non-healthcare inventory to other collection channels. Combined actions are expected to yield annualized savings of $7.5 million;

•	Terminated for performance a relationship with a third party service provider, an action that is expected save approximately $7.5 million over the next three years; and

•	Implemented a number of additional initiatives, focusing specifically on third party vendor spending, that are expected to favorably impact 2011 expenses.

Fourth Quarter 2010 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 4:30 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call and access the presentation, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until March 3, 2012.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and

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other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•	failure to comply with government regulation, including our ability to successfully conclude the on-going FTC matter;

•

a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the recently passed Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

•	instability in the financial markets and continued economic weakness limiting our ability to access capital and to acquire and collect on charged-off receivable portfolios;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•	our ability to respond to changes in technology to remain competitive;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and assumptions underlying the calculation of the net impairment charges or IRR increases for purposes of recording purchased receivable revenues;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

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•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives;

•	our ability to acquire and to collect on charged-off receivable portfolios in industries in which we have little or no experience;

•	any significant and unanticipated changes in circumstances leading to goodwill impairment could adversely impact earnings and reduce our net worth; and

•	other unanticipated events and conditions that may hinder our ability to compete.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

Quarterly trends for certain financial metrics are shown in the table below.

(Unaudited, $ in Millions, except collections per account representative)	Q4 ‘10	Q3 ‘10	Q2 ‘10	Q1 ‘10	Q4 ‘09
Total revenues	$47.5	$48.5	$50.9	$51.6	$18.7
Cash collections	$76.5	$78.9	$84.2	$89.2	$74.8
Operating expenses to cash collections	70.8%	60.9%	55.6%	54.2%	64.9%
Call center collections (1)	$41.7	$43.7	$45.5	$50.5	$40.5
Legal collections (1)	$34.8	$35.2	$38.7	$38.7	$34.3
Amortization rate	38.9%	40.0%	39.9%	42.7%	75.6%
Core amortization (2)	44.8%	46.2%	47.7%	51.3%	93.4%
Collections on fully amortized portfolios	$10.1	$10.6	$13.8	$14.9	$14.2
Investment in purchased receivables (3)	$16.8	$41.3	$48.5	$29.6	$42.6
Face value of purchased receivables (3)	$298.1	$1,175.3	$1,498.1	$818.8	$1,378.3
Average cost of purchased receivables (3)	5.65%	3.51%	3.24%	3.62%	3.09%
Number of purchased receivable portfolios	19	34	41	28	37
Collections per account representative FTE (1,4)	$40,762	$41,292	$40,400	$41,645	$32,044
Average account representative FTE’s (1,4)	679	723	796	913	981

(1)	Historical amounts have been reclassified to conform to the current period presentation.
(2)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.
(3)	All purchase data is adjusted for buybacks.
(4)	Historical information has not been adjusted for the 2010 collection center closings.

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The Company provided the following details of purchased receivable revenues by year of purchase:

	Three months ended December 31, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	12,516,811	10,685,155	N/M	N/M	(443,367)	8,417,502
2006	6,654,211	4,238,416	36.3%	7.21%	(379,054)	677,510
2007	10,003,406	5,253,606	47.5	4.01	105,467	319,224
2008	12,893,739	6,273,102	51.3	3.61	—	621,624
2009	18,170,966	10,921,329	39.9	4.44	—	63,766
2010	16,289,028	9,385,296	42.4	2.68	—	—

Totals	$76,528,161	$46,756,904	38.9%	4.74%	$(716,954)	$10,099,626

	Three months ended December 31, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2004 and prior	$15,242,351	$9,368,895	N/M	N/M	$4,238,000	$10,708,969
2005	4,330,183	(6,349,293)	N/M	N/M	9,025,000	1,069,404
2006	10,496,427	(6,605,124)	N/M	N/M	13,587,000	1,380,421
2007	14,272,149	2,619,833	81.6%	1.25%	5,546,000	880,453
2008	17,064,373	8,847,629	48.2	3.17	26,316	78,279
2009	13,382,243	10,344,066	22.7	4.00	—	86,345

Totals	$74,787,726	$18,226,006	75.6%	1.92%	$32,422,316	$14,203,871

	Twelve months ended December 31, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$66,351,793	$53,860,550	N/M	N/M	$(1,852,856)	$41,245,515
2006	35,935,075	20,699,103	42.4%	6.88%	(588,054)	4,132,956
2007	49,142,614	25,669,601	47.8	4.08	105,467	2,375,440
2008	62,549,786	29,168,202	53.4	3.42	—	849,701
2009	81,170,136	45,049,351	44.5	3.91	—	825,894
2010	33,669,086	21,346,794	36.6	2.73	—	—

Totals	$328,818,490	$195,793,601	40.5	5.05%	$(2,335,443)	$49,429,506

	Twelve months ended December 31, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2004 and prior	$76,818,620	$59,351,726	N/M	N/M	$9,916,500	$51,005,995
2005	22,725,619	2,276,130	90.0%	0.88%	11,770,000	1,968,651
2006	53,239,336	19,573,500	63.2	3.00	19,855,000	6,523,756
2007	69,890,696	31,214,488	55.3	3.05	6,994,000	3,204,897
2008	83,430,138	38,422,017	53.9	2.91	969,254	332,543
2009	27,926,188	20,437,420	26.8	3.98	—	124,996

Totals	$334,030,597	$171,275,281	48.7%	4.27%	$49,504,754	$63,160,838

(1)	“N/M” indicates that the calculated percentage is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

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Purchased Receivable Revenues

The table below shows components of revenue from purchased receivables, the amortization rate and the core amortization rate. The Company uses the core amortization rate to monitor performance of pools with remaining balances, and to determine if impairments, impairment reversals, or yield increases should be recorded. Core amortization trends may identify over or under performance compared to forecast for pools with remaining balances.

The following factors contributed to the change in amortization rates from the prior year for both the three and twelve month periods:

•

Amortization of receivables balances increased for the three and twelve month periods in 2010 compared to the prior year periods. Portfolio balances that amortize too slowly in relation to current or expected collections may lead to impairments. If portfolio balances amortize too quickly and the Company expects collections to continue to exceed expectations, previously recognized impairments may be reversed, or if there are no impairments to reverse, assigned yields may increase.

•

Net impairments are recorded as additional amortization, and increase the amortization rate, while net reversals have the opposite effect. Net impairment reversals for the three and twelve month periods in 2010 reduced total amortization compared to the prior year periods.

•

Lower zero basis collections in 2010 compared to the prior year periods increased the amortization rate because 100% of these collections are recorded as revenue and do not contribute towards portfolio amortization. These collections are excluded from core amortization.

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands)	2010	2009	2010	2009
Cash collections:
Collections on amortizing pools	$66,428.6	$60,583.8	$279,389.0	$270,869.8
Zero basis collections	10,099.6	14,203.9	49,429.5	63,160.8

Total collections	$76,528.2	$74,787.7	$328,818.5	$334,030.6

Amortization:
Amortization of receivables balances	$30,103.2	$23,389.4	$133,445.5	$105,928.8
Impairments	516.8	32,422.3	1,140.8	50,274.3
Reversals of impairments	(1,233.8)	—	(3,476.2)	(769.5)
Cost recovery amortization	385.1	750.0	1,914.8	7,321.7

Total amortization	$29,771.3	$56,561.7	$133,024.9	$162,755.3

Purchased receivable revenues, net	$46,756.9	$18,226.0	$195,793.6	$171,275.3

Amortization rate	38.9%	75.6%	40.5%	48.7%

Core amortization rate (1)	44.8%	93.4%	47.6%	60.1%

(1)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009
Revenues
Purchased receivable revenues, net	$46,756,904	$18,226,006	$195,793,601	$171,275,281
Gain on sale of purchased receivables	354,500	396,133	1,212,042	399,373
Other revenues, net	351,083	118,490	1,394,177	812,947

Total revenues	47,462,487	18,740,629	198,399,820	172,487,601

Expenses
Salaries and benefits	15,770,837	20,349,896	72,388,974	77,666,083
Collections expense	28,754,981	22,575,623	99,298,403	89,095,287
Occupancy	1,557,735	2,128,572	6,729,589	7,588,100
Administrative	3,761,512	2,050,788	9,818,058	8,694,344
Depreciation and amortization	1,188,379	1,164,412	4,665,775	4,107,635
Restructuring charges	2,969,140	—	4,224,899	—
Impairment of assets	—	—	—	1,167,600
Loss on disposal of equipment and other assets	209,272	244,293	213,794	354,634

Total operating expenses	54,211,856	48,513,584	197,339,492	188,673,683

(Loss) income from operations	(6,749,369)	(29,772,955)	1,060,328	(16,186,082)
Other income (expense)
Interest expense	(2,689,237)	(2,629,954)	(11,203,730)	(10,168,671)
Interest income	6,125	18,975	7,598	33,765
Other	(2,421)	127,058	68,004	129,442

Loss before income taxes	(9,434,902)	(32,256,876)	(10,067,800)	(26,191,546)
Income tax benefit	(2,441,534)	(12,020,016)	(8,451,668)	(9,757,449)

Net loss	$(6,993,368)	$(20,236,860)	$(1,616,132)	$(16,434,097)

Weighted-average number of shares:
Basic	30,716,034	30,657,948	30,693,315	30,633,936
Diluted	30,716,034	30,657,948	30,693,315	30,633,936
Loss per common share outstanding:
Basic	$(0.23)	$(0.66)	$(0.05)	$(0.54)
Diluted	$(0.23)	$(0.66)	$(0.05)	$(0.54)

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

(Unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Cash	$5,635,503	$4,935,248
Purchased receivables, net	321,318,255	319,772,006
Income taxes receivable	3,760,731	5,553,181
Property and equipment, net	13,055,723	14,521,666
Goodwill	14,323,071	14,323,071
Intangible assets, net	—	1,079,065
Other assets	5,680,237	6,231,732

Total assets	$363,773,520	$366,415,969

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$2,958,214	$3,002,299
Accrued liabilities	25,178,707	21,294,388
Income taxes payable	1,407,794	1,196,071
Notes payable	157,259,956	160,022,514
Capital lease obligations	202,479	278,459
Deferred tax liability, net	52,863,654	57,524,754

Total liabilities	239,870,804	243,318,485

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,248,915 and 33,220,132 at December 31, 2010 and 2009, respectively	332,489	332,201
Additional paid in capital	149,438,202	148,243,688
Retained earnings	17,138,085	18,754,217
Accumulated other comprehensive loss, net of tax	(1,680,370)	(2,955,451)
Common stock in treasury; at cost, 2,627,339 and 2,616,424 shares at December 31, 2010 and 2009, respectively	(41,325,690)	(41,277,171)

Total stockholders’ equity	123,902,716	123,097,484

Total liabilities and stockholders’ equity	$363,773,520	$366,415,969

See accompanying notes.

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Asset Acceptance Capital Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Years Ended December 31,
	2010	2009
Cash flows from operating activities
Net loss	$(1,616,132)	$(16,434,097)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,665,775	4,107,635
Amortization of deferred financing costs	1,285,437	670,559
Deferred income taxes	(5,278,029)	(7,806,252)
Share-based compensation expense	1,194,802	1,328,402
Net (impairment reversal) impairment of purchased receivables	(2,335,443)	49,504,755
Non-cash revenue	(12,752)	(1,499,743)
Loss on disposal of equipment and other assets	213,794	354,634
Gain on sale of purchased receivables	(1,212,042)	(399,373)
Non-cash restructuring charges and impairment of assets	1,189,900	1,167,600
Changes in assets and liabilities:
Decrease in other assets	164,376	2,016,356
Increase (decrease) in accounts payable and other accrued liabilities	7,621,184	(397,257)
Decrease (increase) in net income taxes receivable	2,004,173	(1,081,410)

Net cash provided by operating activities	7,885,043	31,531,809

Cash flows from investing activities
Investment in purchased receivables, net of buybacks	(137,489,164)	(118,319,478)
Principal collected on purchased receivables	135,373,084	114,750,304
Proceeds from sale of purchased receivables	1,730,236	399,863
Purchase of property and equipment	(2,347,584)	(5,976,404)
Payments made for asset acquisition	(793,750)	—
Proceeds from sale of property and equipment	5,255	4,197

Net cash used in investing activities	(3,521,923)	(9,141,518)

Cash flows from financing activities
Borrowings under notes payable	112,100,000	49,200,000
Repayments of notes payable	(114,862,558)	(70,727,486)
Payment of deferred financing costs	(775,808)	(1,835,926)
Repayment of capital lease obligations	(75,980)	—
Purchase of treasury shares	(48,519)	(134,490)

Net cash used in financing activities	(3,662,865)	(23,497,902)

Net increase (decrease) in cash	700,255	(1,107,611)
Cash at beginning of year	4,935,248	6,042,859

Cash at end of year	$5,635,503	$4,935,248

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$10,184,277	$9,593,119
Net cash received for income taxes	$(5,177,813)	$(869,787)
Non-cash investing and financing activities:
Change in fair value of swap liability	$(1,892,010)	$(2,570,415)
Change in unrealized loss on cash flow hedge	$1,275,081	$1,709,411
Change in purchased receivable obligations	$(2,399,832)	$2,399,832
Capital lease obligations incurred	$—	$278,459

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Reconciliation of GAAP Net Loss to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income or loss plus (a) the (benefit) provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) share-based compensation, (e) (gain) or loss on sale of assets, net, (f) non-cash restructuring charges and impairment of assets, (g) purchased receivables amortization, and (h) in accordance with the Company’s credit facilities, certain FTC related charges.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in the Company’s amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income or loss prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The Company provided the following table which reconciles GAAP net loss, as reported, to Adjusted EBITDA.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net loss	$(6,993,368)	$(20,236,860)	$(1,616,132)	$(16,434,097)
Adjustments:
Income tax benefit	(2,441,534)	(12,020,016)	(8,451,668)	(9,757,449)
Interest expense, net	2,683,112	2,610,979	11,196,132	10,134,906
Depreciation and amortization	1,188,379	1,164,412	4,665,775	4,107,635
Share-based compensation	222,302	254,309	1,194,802	1,328,402
Gain on sale of assets, net	(145,228)	(151,840)	(998,248)	(44,739)
Non-cash restructuring charges and impairment of assets	324,076	—	1,189,900	1,167,600
Purchased receivables amortization	29,771,257	56,561,720	133,024,889	162,755,316
FTC related charges	1,662,879	—	1,966,468	—

Adjusted EBITDA	$26,271,875	$28,182,704	$142,171,918	$153,257,574